UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2023, James A. Dowd, age 55, was named President and Chief Executive Officer of Pathfinder Bancorp, Inc. (the “Company”) and its bank subsidiary, Pathfinder Bank (the “Bank”). Mr. Dowd has been the Interim President and Chief Executive Officer of the Company and the Bank since April 2022 and previously served as Chief Financial Officer of the Company and the Bank from 2000 to 2017 and Chief Operating Officer of the Company and the Bank from 2017 until 2022. A description of the compensation arrangements between the Company and the Bank and Mr. Dowd can be found in the Company’s proxy statement for its 2022 annual meeting of shareholders, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022.

Mr. Dowd is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of SEC Regulation S-K.

Item 8.01 – Other Events

On March 29, 2023, the Company issued a press release announcing the Company’s leadership, a copy of which is attached herewith as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions. None.
(d)	Exhibits.

99.1	Press Release, dated March 29, 2023
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	March 30, 2023	By:	/s/ Walter F. Rusnak
Walter F. Rusnak Senior Vice President, Chief Financial Officer